THIS WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT dated as of
  October 27, 2000 ("Waiver and Amendment"), is entered into by and among Katy Industries, Inc. (the "Company"), BANK OF AMERICA, N.A., as agent for itself and the Banks (the "Agent"), and the several financial institutions parties hereto.
                                  RECITALS
        WHEREAS, the Company, the lenders party thereto (collectively, the "Banks"), and Agent are parties to an Amended and Restated Credit Agreement dated as of December 11, 1998, as amended by the First Amendment thereto dated as of November 18, 1999 and the Second Amendment thereto dated as of March 22, 2000 (the "Credit Agreement"), pursuant to which the Agent and the Banks have extended certain credit facilities to the Company; and

        WHEREAS, pursuant to a Waiver to the Credit Agreement dated as of September 28, 2000, the Banks temporarily waived compliance by the Company with Section 8.19 of the Credit Agreement with respect to the fiscal quarter ending September 30, 2000; and

        WHEREAS, the Company has requested that the Banks make such waiver permanent; and

        WHEREAS, the Banks are willing to do so, and to amend the Credit Agreement, subject to the terms and conditions of this Waiver and Amendment.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

           2. Waiver.

                (a) The Banks hereby permanently waive compliance by the Company with Section 8.19 of the Credit Agreement ("Maximum Leverage Ratio") for the fiscal quarter ending September 30, 2000.

                (b) The Banks hereby waive compliance by the Company with
  Section 8.21 of the Credit Agreement ("Quarterly Losses") for the fiscal quarters ending September 30, 2000 and December 31, 2000 and, if and only if the Perfection Date has occurred on or before March 31, 2001, the Banks hereby waive compliance by the Company with Section 8.21 for the quarter ending March 31, 2001.

                (c) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to enforce) any Default or Event of Default arising at any time under Section 8.19 or
  8.21 for any fiscal quarter as to which compliance is not waived herein or arising under any other financial covenant contained in the Credit Agreement.

           3. Amendments to Credit Agreement.

                (a) Article I of the Credit Agreement is amended to add, each in its proper alphabetical order, the following defined terms:

           "Event Obviating Security" shall mean either (a) on or before February 28, 2001, a letter of intent reasonably satisfactory to the Required Banks has been entered into by the Company for the sale to a bona fide third party of either (i) the Company as a whole or (ii) one or more of its material subsidiaries if (in the case of clause ii) the Company demonstrates to the Required Banks' satisfaction that the Leverage Ratio, calculated based upon the Company's December 31, 2000 financial statements and giving pro forma effect to the sale in question and repayment of debt from available proceeds and by excluding EBITDA with respect to the assets to be sold, would be below 3.25 to 1.00, or (b) the Company's Leverage Ratio as of December 31, 2000, is below 3.25 to 1.00, as determined using financial data to be provided by the Company pursuant to Section 7.1(b) for the fiscal quarter ending December 31, 2000.

           "Facility A Pro Rata Share" shall mean the quotient obtained by dividing the total Facility A Commitment by a particular Bank's Facility A Commitment.

           "Facility B Pro Rata Share" shall mean the quotient obtained by dividing the total Facility B Commitment by a particular Bank's Facility B Commitment.

           "Net Proceeds" means, in respect of any sale or disposition of assets, the proceeds in cash received by the Company or any of its Subsidiaries with respect to or on account of such disposition, net of: (a) the direct costs of such disposition then payable by the recipient of such proceeds, (b) sales, use and other taxes paid or payable by such recipient as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien permitted hereunder on the properties subject to such disposition.

           "Perfection Date" shall mean the first date on which each of the following has occurred: (a) the Company shall have granted, as collateral for the Obligations and, at the election of the Company, any then outstanding Indebtedness permitted under Section 8.5(j), to the Administrative Agent (on behalf of the Banks) a first priority perfected security interest in and lien upon (i) all of the capital stock of each of the material domestic subsidiaries (direct or indirect) of the Company and 65% of the capital stock of each material foreign subsidiary (direct or indirect) of the Company, and (ii) all other present and future material assets and properties of the Company and its domestic subsidiaries (including accounts receivable, inventory, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license rights and general intangibles), in each pursuant to documents and subject to such exceptions as may be acceptable to the Agent and the Required Banks, (b) the Company shall have taken all action deemed necessary or advisable by the Agent and the Required Banks to establish, protect and perfect the security described in clause (a), (c) the Company shall have executed an amendment to the Credit Agreement inserting additional provisions, including representations and warranties and Events of Default, commonly found in secured transactions of similar nature in form acceptable to the Agent and the Required Banks, and (d) the Company shall have paid all amounts owing under Section 11.4 in connection with the foregoing.

                (b) Article I of the Credit Agreement is further amended adding the following sentence at the end of the definition of Applicable Margin and Facility Fee Percentage:

        Notwithstanding the foregoing, Pricing Level VI shall apply from and after October 27, 2000 through the third Business Day after the Company delivers to the Agent a Compliance Certificate pursuant to Section 7.2 of the Credit Agreement demonstrating that a lower Pricing Level should apply, at which time, such lower Pricing Level shall apply until the next succeeding Pricing Level Change Date.

                (c) Clause (a) of the definition of "Facility A Revolving Termination Date" is hereby amended and restated in its entirety as follows:
  "(a) initially, the earlier of December 9, 2000 or such earlier date identified as the "Facility A Revolving Termination Date" in a notice by the Company to the Agent and each of the Banks, which date shall be at least five Business Days after the effective date of such notice, and, if the Facility A Revolving Termination Date is thereafter extended pursuant to Section 2.16, such later date to which it is so extended;
  and".

                (d) The references to the term "Pro Rata Share" in the following definitions and sections of the Credit Agreement are hereby amended to read "Facility A Pro Rata Share": (i) definition of "L/C Advance"; (ii) subsection 3.3(a); (iii) subsection 3.3(c); (iv) subsection 3.4(a); and (v) subsection 3.4(b).

                (e) The references to the term "Pro Rata Share" in the following sections of the Credit Agreement are hereby amended to read "Facility A Pro Rata Share or Facility B Pro Rata Share, as applicable":
  (i) subsection 2.3(b); (ii) subsection 2.3(c); (iii) Section 2.5; (iv)
  Section 2.6; (v) subsection 2.12(a); and (vi) subsection 2.13(a).

                (f) Section 2.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

           2.16  Extension of Facility A Revolving Termination Date.

           At any time and from time to time, at the request of the Company, any Bank or Banks holding Facility A Commitments may extend the Facility A Revolving Termination Date, effective on the Facility A Revolving Termination Date then in effect, to a date that is not more than 364 days following the Facility A Revolving Termination Date then in effect. In connection therewith, (1) each such Bank may decrease or, with the consent of the Company, increase its Facility A Commitment, and (2) upon the request of the Company, any Bank not then holding a Facility A Commitment or any Eligible Assignee desiring to become a Bank with a Facility A Commitment may provide the Company with a Facility A Commitment. Each such extension shall be evidenced by a writing satisfactory to the Agent executed by each Bank participating in such extension or provision of the Facility A Commitments, the Company, and the Agent. Notwithstanding the foregoing, in no event may the aggregate Facility A Commitments at any time exceed $23,837,209.31. If the Facility A Revolving Termination Date shall be so extended, all Facility A Loans shall be repaid in full with proceeds of new Facility A Loans or otherwise on the effective date of such extension.

                (g) Section 2.7 of the Credit Agreement ("Mandatory Prepayments of Loans; Mandatory Commitment Reductions") shall be amended by adding the following at the end thereof:

                Within 5 days after receipt by the Company or any Restricted Subsidiary of any Net Proceeds attributable to any sale or disposition (or series of related sales or dispositions) of assets having a book value of $1,000,000 or more, the Company shall prepay Facility B Loans in the amount of such Net Proceeds and the aggregate Facility B Commitments shall be permanently reduced by the amount of such required prepayment.

                (h) Subsection 7.1(b) of the Credit Agreement ("Financial Statements") is hereby amended by replacing the phrase "each of the first three fiscal quarters of each fiscal year" with the phrase "each fiscal quarter" and inserting "(60 days in the case of the fiscal quarter ending December 31, 2000)" after the phrase "45 days".

                (i) The Credit Agreement is hereby amended by the addition of the following new Section 7.15:

           7.15 Preparation for Perfection Date. Unless an Event Obviating Security has occurred, upon the request of the Agent, the Company shall cooperate with the Agent in the preparation and negotiation of collateral documents, conduct lien searches, and take such other action as Agent may reasonably request to enable the creation and perfection of first priority liens contemplated in the definition of "Perfection Date" on or before March 31, 2001.

                (j) Subsections 8.2(d) and 8.2(e) of the Credit Agreement ("Disposition of Assets") are hereby deleted and replaced with "[Intentionally left blank]" and subsection 8.2(f) shall be amended and restated in its entirety as follows:

           (f) dispositions not otherwise permitted hereunder for fair market value as long as either (x) the book value of assets disposed of in any single transaction or series of related transactions is $1,000,000 or less, or (y) each of the following is true: (1) at the time of such disposition, no Event of Default shall exist or shall result from such disposition, (2) the aggregate sales price from such disposition shall be paid in cash (except that in the case of dispositions of the assets of Thorsen Tool, up to 50% of the purchase price for such assets may be taken in the form of a promissory note), (3) the aggregate book value of all assets so sold in any single transaction or series of related transactions under this subsection (f) shall not exceed $5,000,000 unless such assets constitute the stock or assets of Thorsen Tool, Hamilton Precision Metals, or operations that are accounted for as "Discontinued Operations" in the Company's
        June 30, 2000 financial statements, and (4) prior to becoming contractually committed to make any such disposition, the Company shall have delivered to the Banks evidence of compliance with (1) through (3) above and pro forma consolidated financial statements accompanied by a Compliance Certificate signed by a Responsible Officer certifying that at the end of the last fiscal quarter for which such financial statements and Compliance Certificate have been delivered pursuant to Sections 7.1 and 7.2, after giving pro forma effect for four trailing quarters to such disposition by excluding EBITDA with respect to the assets so sold, the Company and its Restricted Subsidiaries would have been in compliance with the financial covenants set forth in Sections 8.18, 8.19, 8.20 and
        8.21 (giving effect to the Third Amendment to this Agreement).

                (k) Subsection 8.4(b) of the Credit Agreement is amended to add the following clause at the end thereof before the semicolon: "or in the form of the promissory note permitted by Subsection 8.2(f)(y)(2)".

                (l) Section 8.19 of the Credit Agreement is hereby amended by deleting the chart contained therein and inserting the following in its place:

                Quarters Ending                      Maximum Leverage Ratio

                Through September 30, 1999           3.50 to 1.00

                December 31, 1999 through            3.25 to 1.00
                June 30, 2000

                December 31, 2000                    4.00 to 1.00
                March 31, 2001 if the
                Perfection Date has occurred
                on or before that date

                March 31, 2001 if the                4.00 to 1.00
                Perfection Date has occurred
                on or before that date


                March 31, 2001 if the                3.00 to 1.00
                Perfection Date has not occurred
                on or before that date

                Thereafter                           3.00 to 1.00


                (m) Section 8.20 of the Credit Agreement is hereby amended by deleting the chart contained therein and inserting the following in its place:

                Quarters Ending                      Minimum Fixed Charge
                                                     Coverage Ratio

                Through September 30, 2000           1.10 to 1.00

                December 31, 2000                    1.15 to 1.00

                March 31, 2001 if the Perfection     1.10 to 1.00
                Date has occurred on or before
                that date

                March 31, 2001 if the Perfection     1.25 to 1.00
                Date has not occurred on or
                before that date

                Thereafter                           1.25 to 1.00


                (n) Section 8.5 ("Limitation on Indebtedness") is hereby amended by adding the following subsection 8.5(j):

           (j) Indebtedness incurred for working capital purposes in an aggregate amount not to exceed $23,837,209.31 minus the aggregate Facility A Commitments, such Indebtedness to be unsecured unless the Perfection Date has occurred, in which case, at the Company's election, such Indebtedness may be secured on a pari passu basis with the Obligations as long as the holders of such Indebtedness have entered into intercreditor agreements reasonably satisfactory to the Agent and the Required Banks.

                (o) Section 9.1 ("Events of Default") is hereby amended by adding a new subsection 9.1(q):

           (q)	the Perfection Date has not occurred on or before March 31,
  2001, unless an Event Obviating Security has occurred on or before February 28, 2001.

                (p) Section 11.8 ("Assignments, Participations, etc.") is hereby amended (i) by deleting the following language after the proviso in subsection 11.8(a) thereof: "(1) such assignment shall be null and void if not undertaken on a pro rata basis between Facility A Loans and Commitments and Facility B Loans and Commitments, and Term Loans and term Loan Commitments, and (2)", (ii) by deleting the following language in subsection 11.8(d) thereof: "(i) such participation shall be null and void if not undertaken on a pro rata basis between Facility A Loans and Commitments, Facility B Loans and Commitments and Term Loans and Term
  Loan Commitment", and (iii) by renumbering clauses (ii), (iii), (iv) and (v) in subsection 11.8(d) thereof to clauses (i), (ii), (iii) and (iv).

                (q) The Credit Agreement is hereby amended by the addition of the following new Section 11.19:

        11.19 Preparation for Perfection Date. If the Company elects to accomplish the Perfection Date notwithstanding that an Event Obviating Security exists, the Agent will provide reasonable cooperation to achieve the Perfection Date.

           4. Amendments Relating to Security. The Company agrees for the benefit of each of the parties hereto that no amendment or waiver of the Credit Agreement shall be effective if such waiver or amendment amends the definitions of "Event Obviating Security" or "Perfection Date",
  Section 7.15, or subsection 9.1(q), in each case as set forth herein, or waives compliance by the Company with Section 7.15 or subsection 9.1(q), unless such amendment or waiver is executed or consented to by each of the Banks signatory to this Waiver and Amendment on the Effective Date.

           5. Representations and Warranties. The Company hereby represents and warrants as follows:

                (a) After giving effect to this Waiver and Amendment, no Default or Event of Default exists.

                (b) The execution, delivery and performance by the Company of this Waiver and Amendment have been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Waiver and Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                (c) After giving effect to this Waiver and Amendment, all representations and warranties of the Company contained in the Credit Agreement are true and correct.

                (d) The Company is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent, the Banks or any other person.

           6. Effective Date. This Waiver and Amendment will become effective on the first Business Day that each of the following conditions precedent has been satisfied (the "Effective Date"):

                (a) The Agent has received from the Company and the Required Banks a duly executed original or facsimile of this Waiver and Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto ("Consent").

                (b) Each Bank executing this Waiver and Amendment and providing facsimile of its signature page to the Agent on or before 3:00 p.m. (San Francisco time) on October 25, 2000, shall have received from the Company an amount equal to .25% of such Bank's respective Facility
  B Commitment, representing payment in full of a nonrefundable amendment fee, which fee shall have been paid to the Agent by the Company for the account of each such Bank.

           7. Reservation of Rights. The Company acknowledges and agrees that neither the execution and delivery by the Agent and the Banks of this Waiver and Amendment shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any person or entity as a result of any matter arising from or relating to the defaults waived hereunder.

           8. Miscellaneous.

                (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

                (b) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

                (c) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of California
  (without regard to principles of conflicts of laws).

                (d) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                (e) This Waiver and Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto. This Waiver and Amendment may not be amended except in accordance with the provisions of
  Section 11.1 of the Credit Agreement.

                (f) If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Credit Agreement, respectively.

                (g) Company covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Waiver and Amendment and the administration of the existing defaults, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.


        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.


                        KATY INDUSTRIES, INC.

                        By:
                        Title:

                        By:
                        Title:

                        BANK OF AMERICA, N.A., as Agent and as a Bank

                        By:
                        Title:  Vice President

                        LASALLE BANK NATIONAL ASSOCIATION,
                        as Managing Agent and a Bank

                        By:
                        Name:
                        Title:

                        KEYBANK NATIONAL ASSOCIATION, as a Bank

                        By:
                        Name:
                        Title:

                        FIRSTSTAR BANK, N.A., as a Bank

                        By:
                        Name:
                        Title:

                        THE NORTHERN TRUST COMPANY, as a Bank

                        By:
                        Name:
                        Title:

                        WELLS FARGO BANK, N.A., as a Bank

                        By:
                        Name:
                        Title:

                        UNION BANK OF CALIFORNIA, N.A., as a Bank

                        By:
                        Name:
                        Title:

                        UNION PLANTERS BANK, N.A., as a Bank

                        By:
                        Name:
                        Title:

                        U.S. BANK NATIONAL ASSOCIATION, as a Bank

                        By:
                        Name:
                        Title:

                          GUARANTOR ACKNOWLEDGMENT
                                 AND CONSENT


        The undersigned, each a Guarantor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledge and consent to the execution, delivery and performance by Company of the foregoing Amendment to Credit Agreement ("Amendment"), and (ii) reaffirm and agree that the respective guaranty to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)

        IN WITNESS WHEREOF, each Guarantor hereto has caused its duly authorized officers to execute and deliver this acknowledgement and consent as of October ___, 2000.

                        Aetna Liquidating Company,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        American Gage & Machine Company,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Bach Simpson, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Bush Universal, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Chatham Resource Recovery Systems, Inc., as Guarantor

                        By:
                        Name:
                        Title:

                        Duckback Products, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Fulton Iron Works Company,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        GC Thorsen International Limited,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        GC/Waldom Electrical, Inc. (formerly known as GC Thorsen, Inc.), as Guarantor

                        By:
                        Name:
                        Title:

                        Glit/DISCO, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Glit/Gemtex, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Hallmark Holdings, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Hamilton Precision Metals, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Katy International, Inc. (formerly named
                        HMO, Inc.), as Guarantor

                        By:
                        Name:
                        Title:

                        Katy-Seghers, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        K-S Energy Corp.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Panhandle Industrial Company, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        PTR Machine Corp. (formerly known as
                        Peters Machinery Company), as Guarantor

                        By:
                        Name:
                        Title:

                        Savannah Energy Systems Company,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Wabash Liquidation Corp. (formerly known as Diehl Machines, Inc.), as Guarantor

                        By:
                        Name:
                        Title:

                        Wilen Products, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        W.J. Smith Wood Preserving Company,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        Woods Industries, Inc.,
                        as Guarantor

                        By:
                        Name:
                        Title:

                        WP Liquidating Corp.,
                        as Guarantor

                        By:
                        Name:
                        Title: